UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2017

PLAYA HOTELS & RESORTS N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	1-38012	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Prins Bernhardplein 200 1097 JB Amsterdam, the Netherlands		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: Tel: +31 20 808108

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 15, 2017, Playa Hotels & Resorts N.V. (the “Company”) announced that on May 11, 2017, Ryan Hymel was appointed as Chief Financial Officer, effective July 1, 2017. Mr. Hymel, age 35, has held several positions at the Company and its predecessor, including as Senior Director of Treasury & Planning from 2012 to 2014, as Vice President of Treasury & Planning from 2014 to 2016, and most recently as Senior Vice President & Treasurer. Mr. Hymel has over 15 years of experience working within the hospitality sector. He began his career with the hotel management company Barceló Crestline Corporation in 2004. Mr. Hymel holds a Bachelor of Arts in economics from the University of Virginia and an MBA from Georgetown University – The McDonough School of Business.

There are no family relationships between Mr. Hymel and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer and except for compensation paid to Mr. Hymel for his service as an employee of the Company, there have been no transactions between Mr. Hymel or any of his immediate family members and the Company or any of its subsidiaries.

Mr. Hymel will succeed Larry K. Harvey, who will retire from the Company effective June 30, 2017. Mr. Hymel has assumed the duties of principal financial and accounting officer of the Company, effective immediately. There was no disagreement or dispute between Mr. Harvey and the Company on any matter relating to the Company, including its operations, accounting, financial reporting, policies or practices, and the decision was based solely on personal reasons.

Pursuant to his employment agreement, his restricted stock award agreement and a separation agreement he will enter into with the Company in connection with his retirement, Mr. Harvey shall: (i) provide the Company, as reasonably requested, assistance and cooperation with respect to the transitioning of Mr. Harvey’s duties until December 31, 2017; (ii) provide the Company and its affiliates a full and unconditional release from any and all claims, actions, damages, liabilities and expenses; (iii) receive 12 months of salary continuation payments at his current base salary; (iv) continue to comply with applicable confidentiality requirements, and comply for 12 months with applicable non-competition and non-solicitation covenants; (v) receive $1,500 per month for 12 months (or until he becomes eligible to obtain insurance coverage under another group insurance plan if sooner) to help defray the costs of procuring health insurance coverage (including COBRA); (vi) receive a pro-rata share of any discretionary annual bonus to which he otherwise would have been entitled to under his employment agreement for his services in 2017; and (vii) have the time-vesting provision of his outstanding restricted stock award accelerated.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	News release issued by Playa Hotels & Resorts N.V. on May 15, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAYA HOTELS & RESORTS N.V.

Date: May 15, 2017	By:	/s/ Bruce D. Wardinski
Bruce D. Wardinski
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	News release issued by Playa Hotels & Resorts N.V. on May 15, 2017.